EXHIBIT 4.13
------------
(Arvida-II)



          SECOND AMENDMENT TO FORBEARANCE AGREEMENT
                             AND
         THIRD AMENDMENT TO MODIFICATION AGREEMENTS

------------------------------------------------------------------------

     THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO MODIFICATION AGREEMENTS (this "AMENDMENT") is made as of this 13th day of May, 1997, by and among ARVIDA/JMB PARTNERS, L.P.-II, a Delaware limited partnership ("BORROWER"), HEATHROW DEVELOPMENT ASSOCIATES, LTD., a Florida limited partnership ("HEATHROW PARTNERSHIP"), and EAGLE WATCH PARTNERS, a Georgia general partnership ("EAGLE WATCH PARTNERSHIP"), on the one hand, and BANK OF AMERICA ILLINOIS, an Illinois banking corporation ("BAI"), formerly known as Continental Bank N.A. and Continental Bank, in its capacitites as Managing Co-Agent and Lender under the Co-Lenders. Agreement for the benefit of the Lenders and under the Amended and Restated Credit Agreement (as defined herein) and as Agent and Lender under the Credit Agreement (as defined herein), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BA NT&SA") in its capacities as Co-Agent and Lender under the Co-Lenders' Agreement for the benefit of the Lenders and under the Amended and Restated Credit Agreement and as Lender under the Credit Agreement, on the other hand, Borrower, Heathrow Partnership, and Eagle Watch Partnership may be referred to herein collectively as the "Borrower Parties". BAI and BA NT&SA may be referred to herein collectively as the "CO-LENDERS".

                          RECITALS

     A. The Co-Lenders and Borrower have entered into the certain Amended and Restated Credit Agreement dated as of June 23, 1992 (the "AMENDED AND RESTATED CREDIT AGREEMENT"), pursuant to which, among other things, (i) Borrower has executed and delivered certain promissory notes in the aggregate principal amount of $130,698,161.30, and (ii) the Borrower Parties have executed and delivered the "SECURITY DOCUMENTS," including the "MORTGAGES" (all as defined in the Amended and Restated Credit Agreement). The indebtedness and obligations of the Borrower Parties under such notes and Security Documents are collectively referred to as the "SENIOR OBLIGATIONS."

     B.   Co-Lenders and Borrower have entered into that certain
Credit Agreement dated as of June 23, 1992 (the "CREDIT AGREEMENT"), pursuant to which, among other things, (i) Borrower has executed and delivered certain promissory notes in the aggregate principal amount of $14,301,838.70, and (ii) the Borrower parties have executed and delivered certain mortgages, deeds of trust, and other security instruments creating liens that are junior and subordinate in priority to the liens of the Security Documents and Mortgages referred to in the preceding paragraph. The indebtedness and obligations of the Borrower Parties under such notes, mortgages, deeds of trust and other security instruments are collectively referred to as the "SUBORDINATE OBLIGATIONS." The Senior Obligations and the Subordinate Obligations are sometimes hereinafter collectively called the "CREDIT FACILITIES."

     C. The Co-Lenders and the Borrower Parties entered into that certain Forbearance and Modification Agreement (Amended and Restated Credit Agreement) dated March 21, 1995 (the "SENIOR FORBEARANCE AND MODIFICATION AGREEMENT") modifying certain terms of the Amended and Restated Credit Agreement and that certain Forbearance and Modification Agreement (Credit Agreement) dated March 21, 1995 (the "SUBORDINATE FORBEARANCE AND MODIFICATION AGREEMENT") modifying certain terms of the Credit Agreement. The Senior Forbearance and Modification Agreement the Subordinate Forbearance and Modification Agreement have been modified by certain letter agreements between the Co-Lenders and the Borrower Parties dated October 3, 1995, October 31, 1995, March 28, 1996, June 3, 1996 and June 6, 1996.

     D. The Senior Forbearance and Modification Agreement and the Subordinate Forbearance and Modification Agreement were further amended by that certain AMENDMENT TO FORBEARANCE AND MODIFICATION AGREEMENTS dated September 24, 1996 (the "Previous Amendment"), pursuant to which the Co-Lenders agreed, among other things, to forbear from exercising certain rights and remedies for Borrower's Defaults until March 31, 1997.

     E. The Borrower Parties' obligations under the Credit Agreement and the Amended and Restated Credit Agreement remain in default. The agreement to forbear as set forth in the Previous Amendment has expired and the Co-Lenders have no further obligation to continue to forbear. The Borrower Parties have requested an extension of the forbearance period under the Previous Amendment to June 30, 1997, and the Co-Lenders desire to grant such an extension.


                         AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

     SECTION 1.  AMENDMENT.

          (a) TERMINATION DATE. Subsection (i) of SECTION 1 (c) of the Previous Amendment is hereby amended in its entirety to read as follows:

               "(i) The close of business on June 30, 1997."

          (b) NEW CASH FLOW PROJECTIONS. The Cash Flow Projections set forth on Exhibit I attached hereto shall be substituted for the Cash Flow Projections attached as Exhibit A to the Previous Amendment. All references to "Cash Flow Projections" shall be deemed to refer to the Cash Flow Projections attached hereto as Exhibit I.

          (c) FORGIVENESS DATE. The first sentence of Section 7(c) of the Previous Amendment shall be revised to refer to "June 30, 1997," rather than "March 31, 1997," so that such sentence shall read as follows:

          "(c) The Co-Lenders agree to forgive, waive and relinquish all of the then unpaid principal balances of the Credit Facilities together with all then accrued and unpaid interest thereon, all then accrued and unpaid letter of credit fees and all other amounts then owing and unpaid in respect of the Credit Facilities, upon the Forgiveness Date (as defined below); provided, however, that if the Forgiveness Date has not occurred by June 30, 1997, then the Co-Lenders' obligations under this Section 7(c) shall terminate and the forgiveness, waiver and relinquishment set forth in this Secion 7(c) shall be null and void and of no force or effect; provided further, that the Co-Lenders' agreement is made subject to the express condition subsequent that Borrower shall fully and timely satisfy its obligations under
Section 7(d) below."

SECTION 2.  PRIOR AGREEMENTS:

     (a) Except as modified hereby, the Forbearance Agreements, the Credit Agreement, the Amended and Restated Credit Agreement, the Previous Amendment and all other agreements between the Co-Lenders and the Borrower Parties relating to the Senior Obligations and the Subordinate Obligations (collectively, the "AMENDED AGREEMENT") shall remain in full force and effect.

     (b) Notwithstanding any other provision hereof, Section 2.04 of the Senior Forbearance and Modification Agreement shall remain in effect and shall supersede any provision hereof. Specifically, this Amendment shall not constitute a written agreement granting to the Borrower
Parties any rights to the forbearance of the Co-Lenders.

SECTION 3. MISCELLANEOUS.

     (a) This Amendment is subject to the provisions of Section 9.29 of the Forbearance Agreements.

     (b) This Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document.

     (c) If any court of competent jurisdiction determines any provisions of this Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the remainder of this Amendment and the remainder of this Amendment shall remain in full force and effect as though such invalid, illegal or unenforceable portion had never been a part of this Amendment.

     (d) Time is of the essence of this Amendment and each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                         ARVIDA/JMB PARTNERS, L.P.-II
                         a Delaware limited partnership

                         By:  Arvida/JMB Managers-II, Inc.,
                              General Partner

                              By:  s/Stephen A. Lovelette
                                   Name:  STEPHEN A. LOVELETTE
                                   Title:


                         HEATHROW DEVELOPMENT ASSOCIATES, LTD.,
                         a Florida limited partnership

                         By:  Arvida/JMB Partners, L.P.-II,
                              General Partner

                              By:  Arvida/JMB Managers-II, Inc.,
                                   General Partner

                              By:  s/Stephen A. Lovelette
                                   Name: STEPHEN A. LOVELETTE
                                   Title:


                         EAGLE WATCH PARTNERS,
                         a Georgia general partnership

                         By:  Arvida/JMB Partners, L.P.-II,
                              General Partner

                              By:  Arvida/JMB Managers-II, Inc.,
                                   General Partner

                              By:  s/Stephen A. Lovelette
                                   Name:  STEPHEN A. LOVELETTE
                                   Title:





                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in its capacity as Managing Co-Agent

                         By:  s/Charles D. Graber
                              Name:  CHARLES D. GRABER
                              Title:  Vice President


                              BANK OF AMERICA ILLINOIS
                              an Illinois banking corporation
                              in all capacties hereunder other
                              than as Managing Co-Agent


                              By:  s/
                                   Name:
                                   Title:



                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,
                         a national banking association

                         By:  s/
                              Name:
                              Title:


                         By:  s/
                              Name:
                              Title:















































                          EXHIBIT I
                         ===========



                    CASH FLOW PROJECTIONS





















































        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS

REVENUE:(000's) JULY        AUG       SEPT        OCT
----------------------    ------     ------     ------
1  Heathrow
    Waters Edge
    SFR's           0          0          0          0
2  Heathrow
    Lakeside
    SFR's           0          0          0          0
3  Heathrow
    Water's
    Edge Lots       0          0          0          0
4  Heathrow
    Lakeside
    Lots            0          0          0          0
5  Heathrow
    Wyntree Lots-
    Retail          0          0          0          0
6  Heathrow
    Stonebridge
    Lots-Retail     0          0          0          0
7  Heathrow
    Woods I Lots-
    Retail          0          0          0          0
8  Heathrow
    Woods II-Raw
    Land            0          0          0          0
9  Heathrow Tract
    26-Raw Land     0          0          0          0
10 Heathrow Tract
    5-Raw Land      0          0          0          0
11 Heathrow Raw
    Land-All Other  0         50          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Land &
       SFR's        0         50          0          0
               ------     ------     ------     ------
12 Heathrow
    Market
    Square         30         30      (120)         30
13 Heathrow
    Golf Club       0          0          0          0
14 Heathrow
    Sales
    Center          0          0          0          0
15 Heathrow
    Cable           0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Operating
       Property    30         30      (120)         30
               ------     ------     ------     ------
16 Wesmer SFR's     0          0         90          0
17 Wesmer Land      0          0          0          0
               ------     ------     ------     ------
     Subtotal
      Wesmore       0          0         90          0
               ------     ------     ------     ------





        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


REVENUE:(000's) JULY        AUG       SEPT        OCT
----------------------    ------     ------     ------
18 Eagle Watch
    Lots-Retail
    (Atlanta)       0         30         30         30
19 Rock Creek
    Lots-Retail
    (Atlanta)       0          0          0          0
               ------     ------     ------     ------

     Subtotal
      Atlanta
      Projects      0         30         30         30
               ------     ------     ------     ------
20 Other Income     0          0          0          0
21 Talega           0          0          0          0
               ------     ------     ------     ------
Total Revenue      30        110          0         60
               ======     ======     ======     ======















































        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


REVENUE:(000's)  NOV        DEC        JAN        FEB
----------------------    ------     ------     ------
1  Heathrow
    Waters Edge
    SFR's           0          0          0          0
2  Heathrow
    Lakeside
    SFR's           0          0          0          0
3  Heathrow
    Water's
    Edge Lots       0          0          0          0
4  Heathrow
    Lakeside
    Lots            0          0          0          0
5  Heathrow
    Wyntree Lots-
    Retail          0          0          0          0
6  Heathrow
    Stonebridge
    Lots-Retail     0          0          0          0
7  Heathrow
    Woods I Lots-
    Retail          0          0          0          0
8  Heathrow
    Woods II-Raw
    Land            0          0          0          0
9  Heathrow Tract
    26-Raw Land     0          0          0          0
10 Heathrow Tract
    5-Raw Land      0          0          0          0
11 Heathrow Raw
    Land-All Other  0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Land &
       SFR's        0          0          0          0
               ------     ------     ------     ------
12 Heathrow
    Market
    Square      5,000          0          0          0
13 Heathrow
    Golf Club       0          0          0          0
14 Heathrow
    Sales
    Center          0          0          0          0
15 Heathrow
    Cable           0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Operating
       Property 5,000          0          0          0
               ------     ------     ------     ------
16 Wesmer SFR's     0          0          0          0
17 Wesmer Land      0          0          0          0
               ------     ------     ------     ------
     Subtotal
      Wesmore       0          0          0          0
               ------     ------     ------     ------









        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


REVENUE:(000's)  NOV        DEC        JAN        FEB
----------------------    ------     ------     ------
18 Eagle Watch
    Lots-Retail
    (Atlanta)       0          0          0          0
19 Rock Creek
    Lots-Retail
    (Atlanta)       0          0          0          0
               ------     ------     ------     ------

     Subtotal
      Atlanta
      Projects      0          0          0          0
               ------     ------     ------     ------
20 Other Income     0          0          0          0
21 Talega           0          0          0     11,000
               ------     ------     ------     ------
Total Revenue   5,000          0          0     11,000
               ======     ======     ======     ======














































        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


                         SUBTOTAL    ACTUALS
REVENUES:(000's)  MAR     BUDGET     JUL-FEB      MAR
----------------------    ------     ------     ------
1  Heathrow
    Waters Edge
    SFR's           0          0          0          0
2  Heathrow
    Lakeside
    SFR's           0          0          0          0
3  Heathrow
    Water's
    Edge Lots       0          0          0          0
4  Heathrow
    Lakeside
    Lots            0          0          0          0
5  Heathrow
    Wyntree Lots-
    Retail          0          0          0          0
6  Heathrow
    Stonebridge
    Lots-Retail     0          0          0          0
7  Heathrow
    Woods I Lots-
    Retail          0          0          0          0
8  Heathrow
    Woods II-Raw
    Land            0          0          0          0
9  Heathrow Tract
    26-Raw Land     0          0          0          0
10 Heathrow Tract
    5-Raw Land      0          0          0          0
11 Heathrow Raw
    Land-All Other  0         50          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Land &
       SFR's        0         50          0          0
               ------     ------     ------     ------
12 Heathrow
    Market
    Square          0      4,970        209         30
13 Heathrow
    Golf Club       0          0         85          0
14 Heathrow
    Sales
    Center          0          0          0          0
15 Heathrow
    Cable           0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Operating
       Property     0      4,970        294         30
               ------     ------     ------     ------
16 Wesmer SFR's     0         90          0          0
17 Wesmer Land      0          0          0          0
               ------     ------     ------     ------
     Subtotal
      Wesmore       0         90          0          0
               ------     ------     ------     ------







        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


                         SUBTOTAL    ACTUALS
REVENUES:(000's)  MAR     BUDGET     JUL-FEB      MAR
----------------------    ------     ------     ------
18 Eagle Watch
    Lots-Retail
    (Atlanta)       0         90          0          0
19 Rock Creek
    Lots-Retail
    (Atlanta)       0          0          0          0
               ------     ------     ------     ------

     Subtotal
      Atlanta
      Projects      0         90          0          0
               ------     ------     ------     ------
20 Other Income     0          0        131          0
21 Talega           0     11,000         66          0
               ------     ------     ------     ------
Total Revenue       0     16,200        491         30
               ======     ======     ======     ======















































        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


FORECAST BUDGET                                SUBTOTAL
REVENUES:(000's) APR        MAY       JUNE      FORECAST
----------------------    ------     ------     ------
1  Heathrow
    Waters Edge
    SFR's           0          0          0          0
2  Heathrow
    Lakeside
    SFR's           0          0          0          0
3  Heathrow
    Water's
    Edge Lots       0          0          0          0
4  Heathrow
    Lakeside
    Lots            0          0          0          0
5  Heathrow
    Wyntree Lots-
    Retail          0          0          0          0
6  Heathrow
    Stonebridge
    Lots-Retail     0          0          0          0
7  Heathrow
    Woods I Lots-
    Retail          0          0          0          0
8  Heathrow
    Woods II-Raw
    Land            0          0          0          0
9  Heathrow Tract
    26-Raw Land     0          0          0          0
10 Heathrow Tract
    5-Raw Land      0          0          0          0
11 Heathrow Raw
    Land-All Other  0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Land &
       SFR's        0          0          0          0
               ------     ------     ------     ------
12 Heathrow
    Market
    Square         30         30      5,000      5,090
13 Heathrow
    Golf Club       0          0          0          0
14 Heathrow
    Sales
    Center          0          0          0          0
15 Heathrow
    Cable           0          0          0          0
               ------     ------     ------     ------
      Subtotal
       Heathrow
       Operating
       Property    30         30      5,000      5,090
               ------     ------     ------     ------
16 Wesmer SFR's     0        100          0        100
17 Wesmer Land      0          0          0          0
               ------     ------     ------     ------
     Subtotal
      Wesmore       0        100          0        100
               ------     ------     ------     ------






        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


FORECAST BUDGET                                SUBTOTAL
REVENUES:(000's)  APR        MAY      JUNE      FORECAST
----------------------    ------     ------     ------
18 Eagle Watch
    Lots-Retail
    (Atlanta)       0         60          0         60
19 Rock Creek
    Lots-Retail
    (Atlanta)       0          0          0          0
               ------     ------     ------     ------

     Subtotal
      Atlanta
      Projects      0         60          0         60
               ------     ------     ------     ------
20 Other Income     0          0          0          0
21 Talega     *20,600          0          0     20,600
               ------     ------     ------     ------
Total Revenue  20,630        190      5,000     25,850
               ======     ======     ======     ======













































        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


EXPENSE:(000's) JULY        AUG       SEPT        OCT
----------------------    ------     ------     ------
22 Lake 500A
    Grading       160          5          0          0
23 Tract C-
     Roadway        0          0          0          0
               ------     ------     ------     ------
   Total
   Development    160          5          0          0
               ======     ======     ======     ======

24 Real Estate
    Taxes           0          0          0          0
25 Insurance       30          0          0         30
26 Marketing/
    Sales Office
    Expense         0          0          0          0
27 Homeowners
    Assoc.
    Deficit         0          0          0          0
28 Eagle Watch
    Maintenance     3          3          3          3
29 Talega
    Maintenance    30         30         30         30
30 Audit & Tax      0          0          0          0
31 Warranty        10         10         10          0
               ------     ------     ------     ------
   Total
   Indirects      233         48         43         63
               ------     ------     ------     ------
32 Litigation       0        175         50         50
33 Overhead        75         40         90         40
               ------     ------     ------     ------
Total Expenses    488         93        133        103
               ======     ======     ======     ======

Net Cash Flow   (438)         17      (133)       (43)
               ======     ======     ======     ======





























        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


EXPENSE:(000's)  NOV        DEC        JAN        FEB
----------------------    ------     ------     ------
22 Lake 500A
    Grading         0          0          0          0
23 Tract C-
     Roadway        0          0          0          0
               ------     ------     ------     ------
   Total
   Development      0          0          0          0
               ======     ======     ======     ======

24 Real Estate
    Taxes           0          0          0          0
25 Insurance        0          0         30          0
26 Marketing/
    Sales Office
    Expense         0          0          0          0
27 Homeowners
    Assoc.
    Deficit         0          0          0          0
28 Eagle Watch
    Maintenance     0          0          0          0
29 Talega
    Maintenance    30         30         30          0
30 Audit & Tax      0         15         15         45
31 Warranty         0          0          0          0
               ------     ------     ------     ------
   Total
   Indirects       30         45         75         45
               ------     ------     ------     ------
32 Litigation      50         50         50         50
33 Overhead        40         90         40         40
               ------     ------     ------     ------
Total Expenses     70        136        115         86
               ======     ======     ======     ======

Net Cash Flow   4,930      (136)      (115)     10,915
               ======     ======     ======     ======



























        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


                         SUBTOTAL    ACTUALS
REVENUES:(000's)  MAR     BUDGET     JUL-FEB      MAR
----------------------    ------     ------     ------

22 Lake 500A
    Grading         0        165        150          0
23 Tract C-
     Roadway        0          0       (24)          0
               ------     ------     ------     ------
   Total
   Development      0        165        128          0
               ======     ======     ======     ======

24 Real Estate
    Taxes           0          0       (57)         81
25 Insurance        0         90         43          0
26 Marketing/
    Sales Office
    Expense         0          0        (1)          0
27 Homeowners
    Assoc.
    Deficit         0          0          0          5
28 Eagle Watch
    Maintenance     0         12          7          0
29 Talega
    Maintenance     0        210        224         30
30 Audit & Tax     50        125         42         10
31 Warranty         0         30         19          5
               ------     ------     ------     ------
   Total
   Indirects       50        832        403        141
               ------     ------     ------     ------
32 Litigation      50        525         81          0
33 Overhead       285        720        343         50
               ------     ------     ------     ------
Total Expenses    316      1,877        827        191
               ======     ======     ======     ======

Net Cash Flow   (316)     14,321      (336)      (191)
               ======     ======     ======     ======
























        ARVIDA/JMB PARTNERS II CASH FLOW PROJECTIONS


FORECAST BUDGET                                SUBTOTAL
REVENUES:(000's) APR        MAY       JUNE      FORECAST
----------------------    ------     ------     ------

22 Lake 500A
    Grading         0          0          0          0
23 Tract C-
     Roadway        0          0          0          0
               ------     ------     ------     ------
   Total
   Development      0          0          0          0
               ======     ======     ======     ======

24 Real Estate
    Taxes           0          0          0         81
25 Insurance       20          0         10         30
26 Marketing/
    Sales Office
    Expense         0          0          0          0
27 Homeowners
    Assoc.
    Deficit         0          0          0         15
28 Eagle Watch
    Maintenance     1          0          0          1
29 Talega
    Maintenance    30          0          0         60
30 Audit & Tax      0         15          0         25
31 Warranty         5          5          5         20
               ------     ------     ------     ------
   Total
   Indirects       58         20         15        232
               ------     ------     ------     ------
32 Litigation     180         85        135        400
33 Overhead        16         16         56        138
               ------     ------     ------     ------
Total Expenses    262        121        206        770
               ======     ======     ======     ======

Net Cash Flow  20,378         69      4,794     25,080
               ======     ======     ======     ======

--------------------
*Sale did not occur in April; It is anticipated to occur on or about May 30, 1997 with $19,000 in Revenues.
